UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2016

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Quantum Corporation

(Exact name of registrant as specified in its charter)

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Delaware

(State or other jurisdiction of incorporation)

1-13449	94-2665054
(Commission File No.)	(IRS Employer Identification No.)

224 Airport Parkway, San Jose, CA 95110

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 944-4000

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 5, 2016, Quantum Corporation (the “Company”) announced that effective as of April 1, 2016, Clifford Press, the Managing Member of Olive Press Partners, LLC, has been appointed to the Board of Directors (the “Board”) of the Company. Mr. Press was appointed to the Board pursuant to the terms of the settlement agreement, dated as of July 28, 2014 (the “Settlement Agreement”) between Starboard Value L.P., certain of its affiliates and the Company, to fill a vacancy on the Board following the resignation of Phillip Black. Mr. Press’ appointment and service on the Board is subject to all of the terms and conditions set forth in the Settlement Agreement. Mr. Press has not been appointed to any committees of the Board.

The material terms and conditions of Mr. Press' appointment are set forth in his offer letter, which is filed with this report as Exhibit 10.1 and incorporated herein by reference and the Settlement Agreement which was filed by the Company on Form 8-K on July 29, 2014. He will participate in the Company’s standard compensation and benefits program for outside directors. In addition, Mr. Press entered into the Company's Director Change of Control Agreement and the Company's Indemnification Agreement, in the forms filed by the Company on Form 8-K on May 10, 2011 and April 4, 2007 respectively.

There are no related party transactions between the Company and Mr. Press (or any immediate family member thereof) requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits
10.1 Offer Letter, dated March 29, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM CORPORATION

/s/ SHAWN D. HALL
Shawn D. Hall
Senior Vice President, General Counsel and
Secretary

Dated: April 5, 2016

EXHIBIT INDEX

Exhibit	Description
10.1	Offer Letter, dated March 29, 2016